DEFINED CARE PARTNER AGREEMENT


     This DEFINED CARE PARTNER AGREEMENT is entered into effective as of January 5, 1996 (the "Effective Date") among AmHS Purchasing Partners, L.P., a California limited partnership ("AmHSPP"), Mariner Health Care, Inc., a Delaware corporation (the "Partner"), and, solely with respect to Article 3, Section 4.1 and Article 8 hereof, Mariner Health Group, Inc., a Delaware corporation and the parent company of the Partner (the "Parent"), with reference to the following facts:

     A. AmHSPP and the Partner desire to create a strategic alliance (the "Association"), on the terms set forth herein, pursuant to which the Partner will be the AmHSPP-recommended resource to assist the hospitals and other health facilities which participate in AmHSPP's group purchasing program (the "Facilities") in developing subacute care, post acute care and other mutually agreed upon services and resources from among those listed on Appendix 1 attached hereto (collectively, "Defined Care").

     B. Primary goals for the Association are as follows:

        (1) To establish the Partner as a flexible resource for the Facilities with the ability, through a variety of potential relationships (e.g., joint ventures, subcontracting services, co-development of new facilities, co-investment, etc.), to meet the Defined Care needs of each Facility; and

        (2)  To  develop   Defined  Care  outcome   databases  for  use  by  the
     participants in the Association as set forth herein.

     NOW, THEREFORE, based upon the foregoing premises and the mutual covenants herein set forth, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                        CONTRIBUTIONS TO THE ASSOCIATION

     1.1 AmHSPP/Facilities.

     a. Access. AmHSPP will (1) represent the Partner to the Facilities as the AmHSPP-selected and endorsed resource for Defined Care and (2) promote the establishment of business relationships among the Partner and the Facilities for the use of resources to assist the Facilities in developing or arranging for Defined Care (with resulting agreements between the Partner and the Facilities being herein referred to as the "Facility Agreements").




         b. Consultant's Services. For interested Facilities electing to participate in the Association, AmHSPP will make arrangements for the retention of a consultant (the "Consultant") with expertise in post acute care strategies and development to assist the Partner and such Facilities in developing mutually satisfactory relationships. AmHSPP's arrangements with the Consultant are not intended to obligate the Partner; rather, it is the intention of the parties that the Partner will compensate the Consultant only in those situations where the Partner makes arrangements with the Consultant and/or any Facility(ies) to such effect.

         c. Exclusivity. During the Term (defined below), AmHSPP will not enter into a national agreement with any entity, other than the Partner or its affiliates, to provide or to arrange to provide to the Facilities those services described in items 1, 2, 3 and 7 of the first group of items listed on Appendix 1 attached hereto (the "Exclusive Defined Care").

     1.2 Partner.

         a. Performance Standards. The parties expect that each Facility Agreement will address the scope, terms and conditions of the Partner's Defined Care relationship with the respective Facility, as well as performance standards for the Partner's services; however, in all instances the Partner's performance will meet or exceed all applicable state and federal standards with respect to the provision of Defined Care and the maintenance of related facilities and resources.

         b. Efforts.

            i. Negotiation with Facilities. The Partner will exercise its commercially reasonable best efforts to negotiate a mutually acceptable Facility Agreement with each Facility indicating an interest in working with the Partner as a Defined Care resource. Such commercially reasonable best efforts will include, without limitation, the Partner (x) offering to each Facility the elements set forth on Appendix 2 attached hereto (titled "Guiding Principles") and (y) making Defined Care available to each interested Facility on such terms and conditions as the Partner and the Facility may agree.

            ii. Terms of Facility Agreements. Without limiting the provisions of Sections 1.2(a) and 1.2(b)(i) above, the Partner agrees that, at the election of any Facility, it will negotiate the terms of a Facility Agreement with such Facility with reference to the elements for a joint venture or management services arrangement as set forth on Appendix 3 attached hereto.

            iii. Market Analysis. At the request of any Facility, and without a charge or obligating the Facility in any way, the Partner will provide such Facility with a preliminary

                                       2

analysis regarding the Defined Care market within such Facility's Territory (defined below).

         c. Exclusivity.

            i. Statement of Intent. It is the agreement of the parties that each of the Facilities will have a right of first opportunity, within their respective geographical territories (each, a "Territory"), to have an exclusive Facility Agreement for Exclusive Defined Care. However, the parties acknowledge the following: (1) since each Facility may determine not to enter into a Facility Agreement, the Partner should thereafter have the ability to work with other parties in such a Facility's Territory; (2) future acquisitions by the Partner and/or its affiliates (a "Partner Acquisition") could result in situations where the Partner and/or its affiliates are working, in Territories, with parties other than Facilities ("Outside Relationships"); and (3) future acquisitions by APS Healthcare, Inc., an affiliate of AmHSPP ("APS"), and/or the affiliates of APS (an "APS Acquisition") could also result in Outside Relationships despite the desire of affected Facilities to enter into Facility Agreements.

            ii. National Agreement. Notwithstanding any Partner Acquisition, during the Term the Partner will not enter into, or otherwise maintain, directly or indirectly, an agreement to provide Exclusive Defined Care resources or services to the facilities of any national alliance of hospital-based or hospital dominated health systems (other than APS and its affiliates).

            iii. Negotiations with each Facility.

                  (1) Formal Contact. If the Partner and/or its affiliates determine to enter a Facility's Territory, the Partner will exercise its commercially reasonable best efforts to negotiate a mutually acceptable Facility Agreement with such Facility. The Partner will commence its efforts with respect to each Facility by formally contacting the Facility in writing and inquiring as to the Facility's interest regarding discussion/negotiation of a Facility Agreement. The Partner will advise AmHSPP in writing promptly upon the initiation of any formal contact by the Partner or its affiliates with any Facility.

                  (2) Facility Response and Discussion. If the Facility fails to respond in writing, within thirty (30) days of the date of the Facility's receipt of such Partner's formal contact, that it is so interested (e.g., with a letter of interest from such Facility to the Partner), then the Partner may enter into arrangements for Exclusive Defined Care with parties other than the Facility. If the Facility does respond in writing within such thirty (30) day period that it is interested in pursuing such discussion/negotiation (e.g., with a letter of interest), then the Partner will exercise its commer-

                                       3

cially reasonable best efforts, for a period of sixty (60) days following receipt of such response, to negotiate a Facility Agreement (with reference to the provisions of Section 1.2(b) above and which efforts, without limitation, shall be exclusive within the Facility's Territory during such period). If, after such sixty (60) day period, the Facility and the Partner have not achieved an understanding regarding the material terms of a mutually acceptable Facility Agreement (with the existence of such an understanding to be ascertained, for example, by the existence of a non-binding letter of intent between the Partner and the Facility), then the Partner may enter into arrangements for Exclusive Defined Care with parties other than the Facility.

                  (3) Items of Exclusivity. Following compliance by the Partner with the provisions of the foregoing paragraph (2), if the material terms of a mutually acceptable Facility Agreement involve less than all "items" of Exclusive Defined Care (with reference to the items set forth on Appendix 1 attached hereto), then the Partner may enter into arrangements for Exclusive Defined Care with parties other than the Facility with respect to the excluded items; however, for those items of Exclusive Defined Care which are or become the subject of a Facility Agreement, such Facility Agreement with respect thereto shall be the Partner's exclusive arrangement within the subject Facility's Territory (subject to the provisions of paragraph (vii) below).

            iv. Partner Acquisitions. If (i) a Partner Acquisition results in an Outside Relationship, (ii) any affected Facility indicates that it desires to enter into a Facility Agreement and (iii) the terms of such proposed Facility Agreement are commercially reasonable, then the Partner will, consistent with its contractual obligations with respect to such Outside Relationship, exercise its commercially reasonable best efforts to terminate the Outside Relationship and thereafter establish the proposed Facility Agreement.

            v. APS Acquisitions. If (i) an APS Acquisition results in an Outside Relationship, (ii) any affected Facility indicates that it desires to enter into a Facility Agreement, and (iii) the terms of such proposed Facility Agreement are commercially reasonable, then the Partner may (at its option), consistent with its contractual obligations with respect to such Outside Relationship, exercise its commercially reasonable best efforts to terminate the Outside Relationship and thereafter establish the proposed Facility Agreement. However, if the Outside Relationship should terminate for any reason, then, at such time, the affected Facility will have a right of first opportunity (with reference to the provisions of paragraphs (i) and (iii) above) and the Partner will exercise its commercially reasonable best efforts to establish a Facility Agreement with such Facility (with reference to the provisions of paragraph (iii) above).

                                       4

            vi. Partner's Existing Arrangements. The agreements undertaken by the Partner prior to the date hereof and identified on Appendix 4 attached hereto, as well as agreements which may result from current discussions with parties regarding the provision of Defined Care in territories which are also identified on such Appendix 4 (collectively, "Outside Agreements"), shall not be deemed a breach of the Partner's obligations under this Section 1.2; provided, however, that if any Outside Agreement should terminate for any reason, then, at such time, any Facility with a Territory affected by such Outside Agreement shall have a right of first opportunity (with reference to the provisions of paragraphs (i) and (iii) above) and the Partner will exercise its commercially reasonable best efforts to establish a Facility Agreement with such Facility (with reference to the provisions of paragraph (iii) above).

            viii. Local Arrangements. This Section 1.2 shall not be deemed to prevent any Facility from agreeing with the Partner to separate and/or alternative exclusivity provisions in a Facility Agreement (e.g., exclusivity for items of Defined Care in addition to Exclusive Defined Care).

     1.3 Association Staff/Cost Sharing. An employee of APS, AmHSPP or an affiliate of AmHSPP (the selection of whom shall be subject to the consent of the Partner, which consent shall not be unreasonably withheld or delayed) shall be designated to work on behalf of the Facilities with respect to the Association (referred to herein as the "Association Staff"). The Association Staff shall (i) have a broad base of experience with respect to the subacute care industry, (ii) be dedicated to subacute care issues within the employing entity and/or its affiliates and (iii) be subject to the employment, travel and other policies of the employing entity, and such entity shall also determine the compensation and benefits for the Association Staff. The Partner will pay [CONFIDENTIAL TREATMENT REQUESTED] per year (to be paid [CONFIDENTIAL TREATMENT REQUESTED] per calendar quarter, in advance) to the employing entity to cover the costs and expenses associated with the Association Staff; provided, however, that the Partner may, in its reasonable discretion, advise the employing entity of any material problem regarding the performance of the Association Staff and, if such problem is not substantially cured within sixty (60) days after such notice, then the Partner may suspend such payments until such time as such problem is substantially resolved (or new Association Staff has been designated with such new Association Staff meeting the requirements of this Section 1.3). Office space and related costs for Association Staff shall be borne by the hosting entity(ies) (i.e., APS, AmHSPP, the Partner and/or participating Facilities).

- - --------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2.

                                       5

                                    ARTICLE 2

                                      TERM

     2.1 Initial Term and Options to Extend. The initial term of the Association will commence as of the Effective Date and terminate on December 31, 2000, subject to a series of two options, if agreed to by each of AmHSPP and the Partner, to extend the Association an additional five (5) years each (collectively, as applicable, the "Term").

     2.2 Termination. Each of AmHSPP and the Partner will have the right to terminate the Association without cause upon ninety (90) days' prior written notice to the other party.


                                    ARTICLE 3

                      FEES OF GROUP PURCHASING ORGANIZATION

     In respect of the formation and intended business of the Association, the Parent shall grant, execute and deliver to AmHSPP (i) a warrant, in the form of Exhibit A, to acquire up to 210,000 shares (as such number may be adjusted as provided in the form of warrant) of common stock, par value $.01 ("Common Stock"), of the Parent, and (ii) a warrant, in the form of Exhibit B, to acquire up to 1,890,000 additional shares (as such number may be adjusted as provided in the form of warrant) of Common Stock (collectively, the "Warrants").


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     4.1 Parent and Partner. The Parent and the Partner each represent and warrant to AmHSPP that, as of the Effective Date:

         a. Corporate Organization and Qualification. Each of the Parent and the Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification except for such failure to so qualify or to be in such good standing, which, when taken together with all other such failures, would not have a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). Each of the Parent and the Partner has the requisite corporate power and authority to carry on its business as it is now being conducted. The Parent has provided AmHSPP with a complete and correct copy of the Parent's Certificate of Incorporation and By-laws, each as


                                       6


amended  to date and each of which, as so provided, is in full force and effect.

         b. Corporate Authority. Each of the Parent and the Partner has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement (and, in the instance of the Parent, the Warrants) and to consummate the transactions contemplated hereby. Except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity and the discretion of a court in granting equitable remedies (whether validity, binding effect or enforceability is considered in a proceeding at law or in equity), (i) this Agreement is a valid and binding agreement of each of the Parent and the Partner, enforceable against the Parent and the Partner in accordance with its terms and (ii) the Warrants are the valid and binding agreements of the Parent enforceable against the Parent in accordance with their terms.

         c. Governmental Filings; No Violations.

             i. Other than (i) the filing and approval of an application for the listing of the shares of Common Stock issuable upon any exercise of the Warrants on the Nasdaq National Market, (ii) those notices, disclosures and similar regulatory filings which the Partner intends to make, if necessary or advisable, in the normal course of its affairs, (iii) those notices and filings required pursuant to applicable state securities or "Blue Sky" laws and (iv) any filings and/or approvals or clearances required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no notices, reports or other filings are required to be made by either the Parent or the Partner with, nor are any consents, registrations, approvals, clearances, permits or authorizations required to be obtained by either the Parent or the Partner from, any governmental or regulatory authority, agency, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this Agreement by either the Parent or the Partner and the consummation by the Parent and the Partner of the transactions contemplated hereby (including, without limitation, the issuance of the Warrants by the Parent), the failure to make or obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

             ii. The execution and delivery of this Agreement by the Parent and the Partner do not, and the consummation of the transactions contemplated hereby by the Parent and the Partner will not, constitute or result in (1) a breach or violation of, or a default under, the Parent's or the Partner's Certificate of Incorporation or By-Laws, or (2) assuming compliance with the matters referred to in the foregoing


                                       7


paragraph (i), a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (a "Contract") of the Parent or the Partner or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Parent or the Partner is subject, except, in the case of clause (2) above, for such breaches, violations, defaults or accelerations that, alone or in the aggregate, could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

         d. Capital Structure.

             i. As of the close of business on January 2, 1996, the authorized capital stock of the Parent consisted of (i) 1,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been designated as "Series A Junior Participating Preferred Stock," although no shares of preferred stock were issued and outstanding or held in the treasury of the Parent, and
(ii) 50,000,000 shares of Common Stock, of which 26,326,904 shares were issued and outstanding and no shares were held in the treasury of the Parent. As of the close of business on January 2, 1996, there were reserved for issuance (a) under the Parent's various stock plans (the "Parent Plans") an aggregate of up to 4,516,590 shares of Common Stock, subject to an increase on January 1 of each year (after 1996) by an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (b) approximately 79,000 shares of Common Stock in connection with a transaction currently being negotiated by the Parent or its affiliates, (c) under the Warrants an aggregate of 2,100,000 shares of Common Stock and (d) under the Rights Agreement dated as of October 31, 1995 (the "Rights Agreement") between the Parent and State Street Bank & Trust Company an aggregate of 500,000 shares of Series A Junior Participating Preferred Stock issuable upon the exercise of rights distributed to the Parent's stockholders pursuant to the Rights Agreement (the "Rights"), subject to adjustment from time to time in accordance with the terms of the Rights Agreement. Except for outstanding options to purchase shares of Common Stock under the Parent Plans and the Rights, and as otherwise provided in the immediately preceding sentence of this Section 4.1(d)(i), as of the close of business on January 2, 1996 there were no outstanding options, warrants, calls, rights, commitments or agreements to which the Parent or the Partner is a party or by which either the Parent or the Partner is bound obligating the Parent or the Partner to (x) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Parent or (y) grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                                      8


             ii. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights. The shares of Common Stock issuable upon any exercise of the Warrants have been duly authorized and, when issued and sold after an exercise therefor pursuant to the terms of the Warrants, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

             iii. All issued and outstanding shares of capital stock of the Partner are owned by the Parent, and there are no outstanding options, warrants, calls, rights, commitments or agreements to which the Parent or the Partner is a party or by which either the Parent or the Partner is bound obligating the Parent or the Partner to (x) issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of the Partner or (y) grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         e. Parent Reports.

             i. The Parent has previously furnished to AmHSPP copies of the following Parent documents: (i) its annual report on Form 10-K for the fiscal year ended December 31, 1994, as amended on May 1, 1995 and October 30, 1995;
(ii) its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1995 (as amended on May 25, 1995), June 30, 1995 (as amended on October 30,
1995) and September 30, 1995; (iii) its current reports on Form 8-K dated July 1, 1994 (as amended on August 12, 1994 and March 16, 1995), September 26, 1994 (as amended on March 16, 1995), September 29, 1994 (as amended on March 16,
1995), October 3, 1994 (as amended on March 16, 1995), October 2, 1995 (as amended on November 22, 1995 and December 14, 1995) and October 31, 1995; (iv) the description of the Rights contained in its registration statement on Form 8-A (dated October 31, 1995); (v) the proxy statements dated March 16, 1995 (as supplemented on April 1, 1995), August 16, 1995 and October 30, 1995; and (vi) all other reports or registration statements filed by it with the SEC under the Securities Exchange Act of 1934, as amended, since December 31, 1994 and publicly available prior to the Effective Date, all in the form (including exhibits) so filed (collectively, the "Parent Reports"). As of their respective dates (which shall mean the date of the last amendment of each such Parent Report which has been amended), the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Parent makes no representations or warranties regarding its proxy statement dated March 16, 1995 (as supplemented on April 1, 1995).


                                       9


            ii. Each of the financial statements of the Parent included in the Parent Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the consolidated financial position of the Parent and its subsidiaries as of its date or the consolidated results of operations, stockholders' equity or cash flows, as is appropriate, of the Parent and its subsidiaries for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein).

         f. Absence of Certain Changes or Events. Except as disclosed in the Parent Reports filed with the SEC and publicly available prior to the Effective Date, since September 30, 1995 the Parent and its subsidiaries have conducted their businesses only in the ordinary course, and there has not been (i) any material adverse change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the most recent financial statements filed with the SEC as part of a Parent Report and publicly available prior to the Effective Date, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock (except for the distribution of the Rights), (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Parent's capital stock (except for the distribution of the Rights), (iv) any damage, destruction or loss, whether or not covered by insurance, which would have a Parent Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         g. Brokers and Finders. Neither the Parent nor the Partner, nor any of their respective officers, directors, affiliates or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         h. Information. This Agreement together with the Parent Reports and other information disclosed by the Partner to AmHSPP, taken as a whole, does not contain an untrue statement of a material fact made by the Parent or the Partner or omit to state a material fact necessary to make the statements by the Parent or the Partner herein and therein, in light of the circumstances in which they were made, not misleading.

         4.2 AmHSPP. AmHSPP represents and warrants to each of the Parent and the Partner that, as of the Effective Date:


                                       10

            a. Organization and Qualification. AmHSPP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification except for such failure to so qualify or to be in such good standing, which, when taken together with all other such failures, would not have a material adverse effect on the financial condition, properties, business or results of operations of AmHSPP. AmHSPP has the requisite power and authority to carry on its business as it is now being conducted.

            b. Authority. AmHSPP has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity and the discretion of a court in granting equitable remedies (whether validity, binding effect or enforceability is considered in a proceeding at law or in equity), this Agreement is a valid and binding agreement of AmHSPP, enforceable against AmHSPP in accordance with its terms.

            c. Governmental Filings; No Violations.

                 i. Except for (i) those filings which AmHSPP intends to make, if necessary or advisable, in the normal course of its affairs and (ii) any filings and/or approvals or clearances required under the HSR Act, no notices, reports or other filings are required to be made by AmHSPP with, nor are any consents, registrations, approvals, clearances, permits or authorizations required to be obtained by AmHSPP from, any Governmental Entity in connection with the execution and delivery of this Agreement by AmHSPP and the consummation by AmHSPP of the transactions contemplated hereby, the failure to make or obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                 ii. The execution and delivery of this Agreement by AmHSPP do not, and the consummation of the transactions contemplated hereby by AmHSPP will not, constitute or result in (1) a breach or violation of, or a default under, AmHSPP's Agreement of Limited Partnership or, (2) assuming compliance with the matters referred to in the foregoing paragraph (i), a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any Contract of AmHSPP or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which AmHSPP is subject, except, in the case of clause (2) above, for such breaches, violations, defaults or

                                     11


accelerations that, alone or in the aggregate, could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

            d. Brokers and Finders. Neither AmHSPP nor any of its officers, directors, affiliates or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            e. Investment Intent. The Warrants are being, and AmHSPP presently intends that the shares of Common Stock to be received upon any exercise of the Warrants (the "Shares") will be, acquired for investment for AmHSPP's own account and not with a view to the resale or distribution of any part thereof, and AmHSPP has no present intention of selling, granting any participation in or otherwise distributing the same. AmHSPP is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and was not organized for the specific purpose of acquiring the Warrants or the Shares; AmHSPP has sufficient knowledge and experience in investing in companies similar to the Parent in terms of the Parent's state of development so as to be able to evaluate the risks and merits of its investment in the Parent and it is able financially to bear the risks thereof; without limiting the representations of the Parent and the Partner set forth above in Section 4.1, AmHSPP has had an opportunity to discuss the Parent's business, management and financial affairs with the Parent's management and to obtain any additional information necessary to verify the accuracy of the information furnished to it concerning the business, management and financial affairs of the Parent; and AmHSPP understands that (A) the issuance of the Warrants to AmHSPP has not been, and the issuance of the Shares upon any exercise of the Warrants will not be, registered under the 1933 Act by reason of their issuances in transactions exempt from the registration requirements of the 1933 Act (including, without limitation, pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the 1933 Act), (B) the Warrants and the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration, (C) the Warrants and the Shares will bear a legend to such effect and (D) the Parent will make a notation on its transfer books to such effect.


                                    ARTICLE 5

                                OUTCOMES DATABASE

     5.1 Database Intent. With respect to each Facility Agreement, the parties intend that the Partner and the participating Facility will create a separate Defined Care outcomes database (a "Database") for use by the Facility and the

                                       12

Partner, but solely as set forth herein in the absence of a written agreement providing for further rights.

     5.2 Partner Contributions.

         a. Information. The Partner shall contribute (i) the Defined Care outcomes information of the Partner and its affiliates and other relevant information to each Database (to the extent permitted by applicable laws and regulations) and (ii) other specified resources necessary to establish each Database. The Partner (and/or its affiliates, as applicable) shall retain ownership of the information contributed by the Partner.

         b. Maintenance. The Partner shall (i) maintain the content of each Database and (ii) make available to each participating Facility options for accessing the content of its respective Database which are within the reasonable technical ability of the Partner.

     5.3 Participating Facilities. Each participating Facility which desires to establish a Database with the Partner shall contribute thereto its Defined Care outcomes information which is generated through its Facility Agreement and affiliation with the Partner (to the extent permitted by applicable laws and regulations). Each Facility shall retain ownership of the information contributed by such Facility.

     5.4 Use of the Database.

         a. Facilities. Each participating Facility may use its respective Database, during the term of the Facility Agreement at issue, for (i) best demonstrated practice comparisons and other comparative purposes and (ii) contract negotiation and marketing with third parties (including, without limitation, third party payors). Any other uses of the Database by a participating Facility (and/or AmHSPP) shall require the prior written consent of the Partner.

         b. Partner. The Partner may use a Database, during the term of the Facility Agreement at issue, for purposes related directly to such Facility Agreement. Any other uses of the Database by the Partner shall require the prior written consent of the participating Facility.

         5.5 Facility Agreements. The provisions of this Article 5 may be modified, with respect to any Facility Agreement, by the terms of such Facility Agreement.


                                       13


                                    ARTICLE 6

                   CLINICAL ADVISORY GROUP AND RELATED MATTERS

     6.1 Clinical Advisory Group.

         a. Formation/Purpose. Within ninety (90) days after the Effective Date, the parties agree to form a clinical advisory group with representatives from the Partner and certain of the Facilities interested in participating in the Association (the "Advisory Group"). The purpose of the Advisory Group will be to provide information to the Partner, AmHSPP and the Facilities and to assist in the development of resources available for utilization with respect to the Association (including, without limitation, an outcomes database, best demonstrated practices, managed care contracting and clinical protocols and pathways).

         b. Meetings/Attendance. The Advisory Group will plan to meet at least four times per year, and the Partner and its representatives will attend and participate in such meetings at their own expense.

         c. Speakers. The Partner may provide reasonable financial support to host and compensate speakers for meetings of the Advisory Group and/or other national meetings of representatives of the Facilities as may be agreed to by the Partner from time to time.

     6.2 Subacute Care Studies. In the event that one or more Facilities desire to conduct or otherwise cause the performance of studies relevant to subacute care, the Partner will consider providing such financial support for the performance and publishing of such studies as the Partner and such Facility(ies) shall agree.


                                    ARTICLE 7

                             PURCHASING AFFILIATION

     AmHSPP acknowledges that the Partner meets the requirements for participation in APS' Affiliates-Corporate Entity ("ACE") program and, at no additional cost, may have access to AmHSPP's purchasing contracts. The Partner's participation in the ACE program will be the subject of a separate agreement between the Partner and APS (or its affiliates) with such reasonable terms and provisions as shall be mutually satisfactory to the parties; provided, however, that the Partner acknowledges that it will not be eligible for any dividends or distributions made to the direct or indirect shareholders of AmHSPP and/or APS (including, without limitation, dividends resulting from ACE-related revenue).


                                       14


                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 No Partnership. Nothing in this Agreement shall be construed to create any partnership, joint venture, franchise or similar arrangement among the parties. No party has the right or authority to enter into any Contract, assume any obligation or make any warranty or representation on behalf of another, except where and to the extent specifically authorized in writing to do so.

     8.2 Assignment.

         a. The Partner acknowledges that the Partner has been selected by AmHSPP for participation in the Association due to unique attributes of the Partner. Accordingly, the Partner's involvement in the Association (and any rights and obligations with respect thereto) may not be assigned by contract without the prior written consent of AmHSPP (in its sole discretion); provided, however, that the Partner may (i) assign any or all of its rights and interests with respect to the Association to one or more or its affiliates and (ii) designate one or more of its affiliates to perform its obligations with respect to the Association (in any or all of which cases the Partner nonetheless shall remain liable and responsible for the performance of all of its obligations with respect to the Association); and provided, further, that any assignment must not materially and adversely affect the ability of the parties to comply with the provisions of Section 8.10 below.

         b. Except for any assignment to a direct or indirect affiliate, AmHSPP's involvement in the Association (and any rights and obligations with respect thereto) may not be assigned by contract without the prior written consent of the Partner (in its sole discretion). Without limitation, the Partner
(i) acknowledges that American Healthcare Systems (an affiliate of AmHSPP), Premier Health Alliance and SunHealth Alliance, Inc. have recently been combined into APS and (ii) agrees that the Association (and the participation of AmHSPP and the Facilities therein) shall not be prevented from being integrated with any successor entities in connection with such combination (so long as the transactions do not conflict with any material applicable law). Notwithstanding the foregoing provisions of this Section 8.2(b), any assignment must not materially and adversely affect the ability of the parties to comply with the provisions of Section 8.10 below.

     8.3 Governing Law. The provisions of this Agreement (including, without limitation, the Warrants) shall be governed by New York law (without reference to its conflict of law provisions).


                                       15

     8.4 Agreement/Amendment. This Agreement and the Appendices and Exhibits hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto (including, without limitation, that certain Memorandum of Understanding among the parties dated October 12, 1995). The terms and provisions of this Agreement may be modified or amended, temporarily or permanently, only pursuant to the written consent of each of the parties. Any party to this Agreement may, by written notice to the other parties, waive compliance with any of the provisions of this Agreement binding on the other parties for its benefit. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or the right of such party thereafter to enforce each and every provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be the waiver of any other or subsequent breach or non-compliance.

     8.5 Exhibits. The Appendices and Exhibits (including, without limitation, the Warrants) are incorporated herein by reference as though fully set forth as a part of this Agreement.

     8.6 Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         a. If to the Partner or the Parent:

            Mariner Health Group, Inc.
            or Mariner Health Care, Inc.
            125 Eugene O'Neill Drive
            New London, Connecticut  06320
            Attn: Mr. Jeffrey W. Kinell
                  Chief Financial Officer

            With a copy to:

            Mariner Health Care, Inc.
            125 Eugene O'Neill Drive
            New London, Connecticut 06320
            Attn: Alison K. Gilligan, Esq.
                  Vice President and General Counsel


                                       16


   b.       If to AmHSPP:

            AmHS Purchasing Partners, L.P.
            12730 High Bluff Drive, Suite 300
            San Diego, California  92130-2099
            Attn: Mr. John E. Zorich
                  Director, Business Development

            With a copy to:

            Pillsbury Madison & Sutro
            P.O. Box 7880
            San Francisco, California 94120-7880
            Attn: John L. Donahue, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     8.7 Survival. All representations and warranties herein shall survive the Effective Date and the issuance of the Warrants and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any party hereto; provided, however, that the parties acknowledge that said representations and warranties are made as of the Effective Date and no party shall have any ongoing obligation under this Agreement to update said representations and warranties as of any future time. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. Without limitation, no termination of this Agreement shall affect the provisions of the Warrants (except, as applicable, the vesting of additional Shares under the form of warrant which is attached hereto as Exhibit
B) or AmHSPP's rights or the Parent's obligations thereunder.

     8.8 Confidentiality. All information furnished by one party (the "disclosing party") to any other party (the "receiving party") in connection with this Agreement with respect to the operations and/or strategic planning of the disclosing party which is marked "CONFIDENTIAL" shall be kept confidential by the receiving party, except to the extent that such information (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) was within the possession of the receiving party prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information is not known by the receiving party to be bound by a confidentiality agreement with the disclosing party with respect to such information, (iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party, provided that the source of such information is not known by the receiving party to be bound by a confidentiality agreement with the disclosing party with respect to such information, (iv) is independently developed by the receiving party without reliance upon any information furnished


                                       17

by the disclosing party, (v) is required to be disclosed in any document filed with the SEC or any other Governmental Authority (in which event prior notice of such disclosure shall be given) or (vi) is required, upon the advice of the receiving party's counsel, to be disclosed by law (in which event prior notice of such disclosure shall be given).

     8.9 Transfer Agreements. Notwithstanding the provisions of Appendix 1 attached hereto, "Defined Care" shall specifically exclude transfer agreements or similar agreements between the Partner and any Facility.

     8.10 Group Purchasing Organization. The parties intend that the arrangements contemplated by this Agreement provide for operation as a Group Purchasing Organization (pursuant to 42 U.S.C. ss.1320a-7b(b) and the regulations thereunder).

     8.11 Further Actions. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the foregoing, the Parent agrees to effect any necessary or advisable filings with any Governmental Entity (including, without limitation, the filing of a pre-merger notification and report form under the HSR Act) in connection with any exercise of the Warrants.

     8.12 Counterparts; Headings. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original Agreement, but all such counterparts together shall constitute but one Agreement. The headings of the Articles and Sections are for convenience of reference only and shall not be deemed to be a part of this Agreement.


                                       18

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


AmHSPP:                                              PARTNER:
AmHS Purchasing Partners,                            Mariner Health Care, Inc.
L.P., a California limited                           a Delaware corporation
partnership
                                                     By:_______________________
By:  American Healthcare Plans,                      Its:______________________
     Inc., a Delaware corporation
Its: General Partner                                 Solely with respect to
                                                     Article 3, Section 4.1 and
     By:______________________                       Article 8 - PARENT:
     Its:_____________________                       Mariner Health Group,Inc. ,
                                                     a Delaware corporation

     By:_______________________                      By:_______________________
     Its:______________________                      Its:______________________



                                       19



                       SCHEDULE OF EXHIBITS AND APPENDICES





EXHIBITS

    A                                           Form of Initial Warrant

    B                                           Form of Adjustable Warrant


APPENDICES

    1                                           Partner's Defined Care Services

    2                                           Guiding Principles

    3                                           Elements for Joint Venture or
                                                Management Services Facility
                                                Agreements

    4                                           Partner's Pre-Existing
                                                Arrangements/Discussions


                                       20


                                   APPENDIX 1

                         PARTNER'S DEFINED CARE SERVICES



The Partner provides the following product lines as part of its integrated continuum:

1.    Inpatient subacute services (hospital-based and freestanding);
2.    Rehabilitation therapies (physical, speech, occupational and respiratory);
3.    Outpatient rehabilitation clinics;
4.    Home care;
5.    Pharmacy services;
6.    Durable medical equipment (DME) services; and
7.    Long term care services.

The Partner offers management services which typically include the following:

      o   Staffing;
      o   Education/Training;
      o   Program Development;
      o   Implementation of Care Maps;
      o   Case Management;
      o   Access to outcomes database;
      o   Sales/Marketing Activities;
      o   Physician Education/Recruitment Efforts; and
      o   Quality Improvement/Outcomes Management.

Additionally, the Partner provides expertise in the following ways for its product lines:

A.    Regulatory Compliance;
B.    Reimbursement;
C.    Organization and Management of Physician Groups;
D.    Unit/Service Design and Construction;
E.    Bed Need Analysis;
F.    Strategic Planning; and
G.    Development of Specialty Programs.




                                   APPENDIX 2

                               GUIDING PRINCIPLES


      I. The Partner intends to provide resources and its commitment to create a strategic alliance in the local markets of each Facility.

      II. The Partner will offer a comprehensive list of services and "tools" to allow each Facility to pick and choose the package which fits its needs.

      III. The maximum amount of flexibility will be built into each alternative to maximize the local "fit" and meet the cultural needs of each Facility. Options discussed include everything from management services and sub-contracting to formal joint ventures and co-investments.

      IV. The various resources owned by or affiliated with the Partner (nursing homes, rehabilitation facilities, home care programs, etc.) will be made available to meeting the needs of both the
           Facilities and the Partner. Where AmHSPP and/or   Facilities  are
           interested,   the  Partner  will consider equity  ownership and
           structure the  relationship on a shared risk and return basis.

      V. The Partner is prepared to consider investment in facilities to support the needs of Facilities based upon appropriate due diligence and planning.

      VI. Various information systems and management tools will be made available to AmHSPP, APS and the Facilities.

      VII. Clinical protocols, case management materials and administrative tools will also be made available to AmHSPP, APS and the Facilities.

      VIII.Analysis  of peer data for comparative purposes and best demonstrated clinical  practice  comparisons will be provided to those Facilities
           participating   in  the Association (through Facility Agreements).



                                   APPENDIX 3

                          ELEMENTS FOR JOINT VENTURE OR
                     MANAGEMENT SERVICES FACILITY AGREEMENTS


Joint Venture Terms

o Exit Strategy: an ability for either party to exit the venture, in such party's discretion, and thereby dissolve the venture.

o Non-Compete: a non-compete covenant by the Partner for the term of the venture and a reasonable period of time following the dissolution of any equity relationship (with due respect, as applicable, to antitrust and related laws).

o        Structural  Flexibility:  structuring of the venture to avoid conflicts
         with  a  Facility's   tax-exempt   status,   general  fraud  and  abuse
         considerations and other potentially applicable restrictions/considerations.

o Governance: creation of (i) a governing body comprised of representatives of both parties and (ii) a clinical advisory board also comprised of representatives of both parties (to report to the governing body).

o Net Income Calculation: a mutually-acceptable method of calculating venture profit for purposes of determining distributions to the parties.

o Management Services: the Partner will agree to consider the provision of management services [CONFIDENTIAL TREATMENT REQUESTED] in any joint venture relationship pending the negotiation of preferred terms; however, if a series of joint venture Facility Agreements indicates a tendency toward a certain fee structure or a selected group of alternative fee structures, such structure(s) shall be used as a benchmark for the negotiation of future joint venture Facility Agreements.

Management Services

o Fees: to be established at competitive market rates; however, the Partner agrees to limit its subacute care management fees to [CONFIDENTIAL TREATMENT REQUESTED] percent of any Facility's Defined Care revenue which is the subject of an agreement with the Partner.

o Term: the Partner is willing to negotiate a three-year term with the option to renew for two additional terms of three years each.




o Termination: either party may terminate with the written agreement of the other or upon provision of 90 days' written notice to the other in such party's discretion.

o        Non-Compete:   a  non-compete   covenant  by  the  Partner  with  terms
         satisfactory to both parties (with due respect, as applicable, to antitrust and related laws).

- - --------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2.


                                   APPENDIX 4

                 PARTNER'S PRE-EXISTING ARRANGEMENTS/DISCUSSIONS


         The following list represents facilities receiving management services through a contractual arrangement with the Partner or which have an outstanding proposal for such services:

         [CONFIDENTIAL TREATMENT REQUESTED]

         Morristown Memorial Hospital (Morristown, NJ)

         [CONFIDENTIAL TREATMENT REQUESTED]

         Thomas Jefferson University Hospital (Philadelphia, PA)
         [CONFIDENTIAL TREATMENT REQUESTED]

- - --------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2.



THIS WARRANT, AND ANY SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING AND DEMONSTRATED BY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.


                               WARRANT TO PURCHASE
                                 210,000 SHARES
                 OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE,
                          OF MARINER HEALTH GROUP, INC.





         For value received, AmHS PURCHASING PARTNERS, L.P., a California limited partnership, or its permitted successors or assigns (collectively, the "Investor"), are entitled to subscribe for and purchase from MARINER HEALTH GROUP, INC., a Delaware corporation (the "Company"), from and after the date hereof, up to 210,000 fully paid and nonassessable shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at the purchase price of $11.375 per Share (the "Exercise Price"). The number and character of Shares issuable pursuant to this Warrant are subject to adjustment as provided herein. The Investor's right to purchase Shares pursuant to this Warrant shall terminate on January 5, 2001.


         This Warrant is subject to the following additional provisions, terms and conditions:


   1.    Exercise of Warrant.


         a. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by surrender of this Warrant, together with written notice of exercise (a sample form of exercise is attached hereto as Exhibit A), to the Company at the principal office of the Company (which, for purposes of this Warrant, shall be deemed to be the Company's address for notice purposes as provided in Section 8 below) accompanied by payment (in cash, certified check or bank draft payable to the order of the Company) of the Exercise Price multiplied by the number of Shares for which this Warrant is being exercised, or by exercise of the Net Exercise Right as provided in Section 1(b) below.

         b. Net Exercise Right. In lieu of payment of the Exercise Price pursuant to Section 1(a) above, this Warrant may

                                      1

also be exercised, in whole or in part, by surrender of this Warrant together with written notice of exercise specifying the holder's election to convert all, or any specified portion, of this Warrant (the "Net Exercise Right") into the number of Shares equal to the quotient obtained by dividing:

         (x) the value of the Shares for which the Warrant is then being exercised (determined by subtracting the aggregate Exercise Price of such Shares in effect immediately prior to the exercise of the Net Exercise Right from the aggregate fair market value of the Shares immediately prior to the exercise of the Net Exercise Right) by

         (y) the fair market value of one Share immediately prior to the exercise of the Net Exercise Right.

The fair market value of a Share as of a particular date shall be determined as follows:

                   (1) If the Common Stock is publicly traded on a particular valuation date, fair market value on such date shall be:

         (i) the closing sale price of the Common Stock, as quoted on any national securities exchange on which such stock shall be listed and registered, on the business day immediately preceding the valuation date;

         (ii) the closing sale price of the Common Stock, if such stock is then quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market, on the business day immediately preceding the valuation date; or

         (iii) if the Common Stock is not then traded on a national securities exchange or on the NASDAQ National Market, but is quoted on NASDAQ, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ on the business day immediately preceding the valuation date.

                   (2) If the Common Stock is not publicly traded on a particular valuation date, fair market value on such date shall be determined by the Board of Directors of the Company acting in good faith (taking into account, as such Board of Directors acting in good faith deems appropriate, any recent corporate events involving a determination of value for the Company's securities (e.g., the closing of an offering of securities or the granting of incentive stock options)).

         c. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the date on which the Company issues the Shares for which the Warrant has been exercised; provided, however, that the Company shall issue (or cause to be issued) the Shares for which this Warrant has been exercised within three (3) business days after an exercise

                                      2

pursuant to the provisions of Section 1(a) above (and, if applicable, the Net Exercise Right provisions of Section 1(b) above).

         d. Delivery of Stock Certificates. Certificates representing the Shares purchased upon any exercise of this Warrant shall bear the restrictive legend set forth in Section 9 below and shall be delivered to the Investor promptly following such exercise. A new Warrant exercisable for the number of Shares, if any, with respect to which this Warrant shall not have been exercised shall also be delivered to the Investor. No fractional Shares shall be issued upon the exercise of this Warrant; rather, the Investor shall receive an amount, in cash, equal to the fair market value of any such fractional Shares (determined with reference to the provisions of Section 1(b) above).

         e. Automatic Exercise. In the event that the fair market value of the Shares (determined with reference to the provisions of Section 1(b) above) shall at any time exceed the Exercise Price, on a per-Share basis, by one-hundred dollars ($100.00), then this Warrant, with respect to all Shares then available, shall, without action on the part of any party hereto, be deemed automatically exercised (pursuant to the net exercise provisions of Section 1(b) above, unless the Investor promptly provides the appropriate Exercise Price amount to the Company). The Investor will provide the Company with prompt notice regarding any automatic exercise pursuant to the provisions of this Section 1(e).

     2.    Shares Issuable Upon Exercise.

         a. Reserved. The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant shall, upon issuance pursuant to an exercise of this Warrant in accordance with its terms, be duly authorized and validly issued, fully paid and nonassessable Shares, free and clear of all preemptive rights. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Shares of the Common Stock as shall be issuable from time to time upon the exercise of this Warrant.

         b. Listed. Prior to the issuance of any Shares, the Company shall secure the listing or quotation of such Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or traded (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or traded, such listing or quotation of all Shares from time to time issuable upon the exercise of this Warrant. The Company shall so list or secure quotation on each national securities exchange or automated quotation system, and shall maintain such listing or


                                        3

quotation of, any other shares issuable upon any exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated quotation system.

     3. Adjustment. The Exercise Price and/or the number and type of securities issuable upon any exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section 3.

         a. If the Company, at any time, divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in outstanding shares.

         b. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, other securities or assets as would have been issued or delivered to the Investor if the Investor had exercised this Warrant and had received such Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed to the Investor (i) the obligation to deliver to the Investor such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to purchase and (ii) the other obligations of the Company set forth or referred to in this Warrant.

         c. If, after the initial issuance of this Warrant to the Investor, the Company shall declare a dividend or distribution payable to holders of the Common Stock (whether payable in cash, securities or other assets of the Company), upon any exercise of this Warrant the Investor shall be entitled to receive, and the Company shall promptly pay to the Investor, any such dividend(s) and/or distribution(s) (as well as any other cash, securities or other assets which the Investor would

                                       4


have received had it held any securities received in any such dividend(s) and/or distribution(s)), also giving effect to the other provisions of this Section 3.

         d. Upon each adjustment of the Exercise Price, the Investor shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         e. Promptly following any adjustment of the Exercise Price, the Company shall give written notice thereof (by first class mail, postage prepaid) to the Investor (at the Investor's address as shown on the books of the Company), which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         f. The terms of this Warrant shall be binding upon the successors of the Company.

     4. No Rights as Stockholder; Notice.The Investor shall not by virtue of this Warrant be entitled to any rights of a stockholder of the Company. However, the Company shall give notice to the Investor if at any time prior to the expiration or exercise in full of this Warrant any of the following events shall occur:

     (a) the Company shall declare any dividend or distribution with respect to its capital stock;

     (b) a dissolution, liquidation or winding up of the Company shall be proposed; or

     (c) a capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Company are transferred to another person, or of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be effected at least fifteen (15) business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the

                                       5

determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.

     5. Transfers. This Warrant may not be transferred, in whole or in part, without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld in the event of any transfer to an affiliate of the Investor. Until any such transfer, the Company may treat the registered owner hereof as the owner for all purposes (notwithstanding any markings or notations on the face of this Warrant).

     6. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) indemnification satisfactory to the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Investor, without charge, a Warrant of like denomination.

     7. Public Reporting. With a view to making available to the Investor the benefits of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit the Investor to sell Shares to the public without registration, the Company agrees that, for so long as a class of its securities is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and (iii) furnish to the Investor, forthwith upon request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company which the Investor may reasonably request, and (c) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any Shares without registration under the 1933 Act.

     8. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and given (except as

                                       6

otherwise provided herein) by personal delivery, certified or registered mail or air courier addressed as follows:

     If to the Company:         Mariner Health Group, Inc.
                                125 Eugene O'Neill Drive
                                New London, Connecticut  06320
                                Attn: Mr. Jeffrey W. Kinell
                                      Chief Financial Officer

     With a copy to:            Testa, Hurwitz & Thibeault
                                High Street Tower
                                125 High Street
                                Boston, Massachusetts  02110
                                Attn: Mark H. Burnett, Esq.

     If to the Investor:        AmHS Purchasing Partners, L.P.
                                12730 High Bluff Drive, Ste. 300
                                San Diego, California  92130-2099
                                Attn: Mr. John Zorich

     With a copy to:            Pillsbury Madison & Sutro
                                P.O. Box 7880
                                San Francisco, California 94120-7880
                                Attn: John L. Donahue, Esq.

or to such other address as the party to receive the notice or request shall designate by notice to the other. Any notice or request shall be deemed given when received.

     9. Legend. The Company may cause each certificate representing Shares issued upon exercise of this Warrant to bear a legend in substantially the following form:

     "The securities represented by this certificate have not been registered or qualified under the Federal Securities Act of 1933 (the "1933 Act") or applicable state securities laws and are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act. The securities may not be sold or transferred without complying with Rule 144 in the absence of effective registration under the 1933 Act or other compliance under or exemption from the 1933 Act and applicable state securities laws."

     10. Taxes. The Company agrees that it will pay, and will hold the Investor harmless from any and all liability with respect to, any stamp or similar taxes which may be determined to be payable to the State of Delaware in connection with the issuance, delivery or exercise of this Warrant (as well as the issuance or delivery of Shares upon any exercise of this Warrant).

     11. Miscellaneous. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally,

                                       7


but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (without regard to conflict of law provisions). The Section headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by a duly authorized officer as of the fifth (5th) day of January, 1996.


                                   MARINER HEALTH GROUP, INC.
                                   a Delaware corporation




                                   By:_______________________________

                                   Its:______________________________

Witness:



__________________________________


                                       8


                                    EXHIBIT A

                                WARRANT EXERCISE

               (To be signed only upon an exercise of the Warrant)


         The undersigned, the holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ of the Shares of Common Stock of Mariner Health Group, Inc. to which such Warrant relates and herewith makes payment of $___________ therefor in cash or by certified check or bank draft [OR ELECTION IS MADE WITH RESPECT TO THE CURRENT EXERCISE OF THE WARRANT TO UTILIZE THE NET EXERCISE RIGHT AS DESCRIBED IN SUCH WARRANT] and requests that the certificate for such Shares be issued in the name of, and be delivered to ______________________, whose address is set forth below the signature of the undersigned.


                  Dated: ______________________

                                   _____________________________________________
                                   [Signature]




                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   [Address]







THIS WARRANT, AND ANY SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING AND DEMONSTRATED BY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.


                               WARRANT TO PURCHASE
                             UP TO 1,890,000 SHARES
                 OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE,
                          OF MARINER HEALTH GROUP, INC.





         For value received, AmHS PURCHASING PARTNERS, L.P., a California limited partnership, or its permitted successors or assigns (collectively, the "Investor"), are entitled to subscribe for and purchase from MARINER HEALTH GROUP, INC., a Delaware corporation (the "Company"), from and after the date hereof, up to 1,890,000 fully paid and nonassessable shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"). The number and character of Shares issuable pursuant to this Warrant are subject to adjustment as provided herein.


         This Warrant is subject to the following additional provisions, terms and conditions:


        1.  Vesting of Shares; Termination.

                    a. Measurement Dates. On December 31 of each year following the date hereof (excluding December 31, 1995) and ending on December 31, 2000 (each such date being herein referred to as a "Measurement Date"), a number of the Shares (a "Tranche of Shares") shall "vest" (i.e., the Investor's right to purchase such shares shall become exercisable) as determined pursuant to the provisions of Schedule 1 attached hereto.

                    b. Vesting Tranches. Each Tranche of Shares shall be purchasable at the price per Share (the "Exercise Price") determined pursuant to
Section 2 below. Promptly following each Measurement Date (or as soon thereafter as information regarding vesting criteria becomes available), the number of Shares which shall comprise the Tranche of Shares for such Measurement Date shall be determined (as provided herein), and a statement of such determination as well as a statement of the Exercise Price for such Tranche of Shares shall be provided by the Company to the Investor. Copies of such statements for each Measurement

Date shall be kept with the Company's records (and, if the Investor chooses to do so, attached to this Warrant).

                    c. Termination of Purchase Right. The right of the Investor to purchase Shares shall terminate, with respect to each Tranche of Shares, five years after the relevant Measurement Date for such Tranche of Shares.

           2. Exercise Price. The Exercise Price, on a per-share of Common Stock basis, for each Tranche of Shares shall be the "fair market value" of a Share as of the relevant Measurement Date for such Tranche of Shares. The "fair market value" of a Share, as of a particular Measurement Date (or other specified date), shall be determined as follows:

                    a. Publicly Traded. If the Common Stock is publicly traded on a particular Measurement Date (or other specified date), the fair market value of a Share on such Measurement Date (or other specified date) shall be:

           (i) the average of the closing sale prices for the Common Stock, as quoted on any national securities exchange on which such stock shall be listed and registered, for the ten trading days ending on the third trading day prior to the Measurement Date (or other specified date);

           (ii) the average of the closing sale prices for the Common Stock, if such stock is then quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market, for the ten trading days ending on the third trading day prior to the Measurement Date (or other specified date); or

           (iii) if the Common Stock is not then traded on a national securities exchange or on the NASDAQ National Market, but is quoted on NASDAQ, the average of the closing bid and asked prices for the Common Stock, as reported on NASDAQ, for the ten trading days ending on the third trading day prior to the Measurement Date (or other specified date);

provided, however, that if the Company shall declare a dividend or distribution (as discussed in Section 5(c) below) payable to holders of the Common Stock of record on any date during the period (inclusive) beginning with the first date of any period of trading days utilized to determine an Exercise Price (or other calculation of fair market value) and ending on the date immediately prior to the Measurement Date (or other specified date), then such Exercise Price (or other calculation of fair market value) shall be appropriately discounted to remove the effect of the value of such dividend or distribution from the calculation of the Exercise Price (or other calculation of fair market value) for dates prior to and including the record date.

                    b. Not Publicly Traded. If the Common Stock is not publicly traded on a particular Measurement Date (or other specified date), the fair market value of a Share as of such Measurement Date (or other specified date) shall be determined by the Board of Directors of the Company acting in good faith (taking into account, as such Board of Directors acting in good faith deems appropriate, any recent corporate events involving a determination of value for the Company's securities (e.g., the closing of an offering of securities or the granting of incentive stock options)).

           3. Exercise of Warrant.

                    a. Manner of Exercise. To the extent then exercisable, this Warrant may be exercised by the holder hereof, in whole or in part, by surrender of this Warrant, together with written notice of exercise in the form attached hereto as Exhibit A ("Exercise Notice"), to the Company at the principal office of the Company (which, for purposes of this Warrant, shall be deemed to be the Company's address for notice purposes as provided in Section 10 below) accompanied by payment (in cash, certified check or bank draft payable to the order of the Company) of the aggregate Exercise Price for the number of Shares for which this Warrant is being exercised (as set forth in the Exercise Notice), or by exercise of the Net Exercise Right as provided in Section 3(b) below.

                    b. Net Exercise Right. To the extent then exercisable, in lieu of payment of the Exercise Price pursuant to Section 3(a) above this Warrant may also be exercised, in whole or in part, by surrender of this Warrant together with a written notice of exercise specifying the holder's election to convert all, or any specified portion, of the vested portion of this Warrant (the "Net Exercise Right") into the number of Shares equal to the quotient obtained by dividing:

         (x) the value of the Shares for which the Warrant is then being exercised (determined by subtracting the aggregate Exercise Price of such Shares in effect immediately prior to the exercise of the Net Exercise Right from the aggregate fair market value of the Shares immediately prior to the exercise of the Net Exercise Right) by

         (y) the fair market value of one Share immediately prior to the exercise of the Net Exercise Right.

The fair market value of a Share as of a particular date shall be determined pursuant to Section 2 above.

                    c. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the date on which the Company issues the Shares for which the Warrant has been exercised; provided, however, that the Company shall issue (or cause to be issued) the Shares for which this Warrant has been exercised within three (3) business days after an exercise pursuant to the provisions of Section 3(a) above (and, if applicable, the Net Exercise Right provisions of Section 3(b) above).

                    d. Delivery of Stock Certificates. Certificates representing the Shares purchased upon any exercise of this Warrant shall bear the restrictive legend set forth in Section 11 below and shall be delivered to the Investor promptly following such exercise. A new Warrant exercisable for the number of Shares, if any, with respect to which this Warrant shall not have been exercised shall also be delivered to the Investor. No fractional Shares shall be issued upon the exercise of this Warrant; rather, the Investor shall receive an amount, in cash, equal to the fair market value of any such fractional Shares (determined with reference to the provisions of Section 2 above).

                    e. Automatic Exercise. In the event that the fair market value of any Tranche of Shares (determined with reference to the provisions of Section 2 above) shall at any time exceed the Exercise Price for such Tranche of Shares, on a per-Share basis, by one-hundred dollars ($100.00), then this Warrant, with respect to all Shares within any such Tranche of Shares, shall, without action on the part of any party hereto, be deemed automatically exercised (pursuant to the Net Exercise Right provisions of Section 3(b) above, unless the Investor promptly provides the appropriate Exercise Price amount to the Company). Such an automatic exercise shall not affect (i) the unvested portion of this Warrant nor (ii) this Warrant insofar as it relates to any Tranche of Shares which does not trigger the condition of the first sentence of this Section 3(e). The Investor will provide the Company with prompt notice regarding any automatic exercise pursuant to the provisions of this Section 3(e).

           4. Shares Issuable Upon Exercise.

                    a. Reserved. The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant shall, upon issuance pursuant to an exercise of this Warrant in accordance with its terms, be duly authorized and validly issued, fully paid and nonassessable Shares, free and clear of all preemptive rights. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Shares of the Common Stock as shall be issuable from time to time upon the exercise of this Warrant.

                    b. Listed. Prior to the issuance of any Shares, the Company shall secure the listing or quotation of such Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or traded (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or traded, such listing or quotation of all Shares from time to time issuable upon the exercise of this Warrant. The Company shall so list or secure quotation on each national securities exchange or automated quotation system, and shall maintain such listing or quotation of, any other shares issuable upon any exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated quotation system.

           5. Adjustment. The Exercise Price(s) and/or the number and type of securities issuable upon any exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section 5.

                    a. If the Company, at any time, divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Exercise Price(s) in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in outstanding shares.

                    b. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, other securities or assets as would have been issued or delivered to the Investor if the Investor had exercised this Warrant and had received such Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed to the Investor (i) the obligation to deliver to the Investor such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to purchase and (ii) the other obligations of the Company set forth or referred to in this Warrant.

                    c. If the Company shall declare a dividend or distribution payable to holders of the Common Stock of record on a date on or after the Measurement Date for a vested Tranche of Shares (as provided in Section 1(a) above) (whether payable in cash, securities or other assets of the Company), then upon any exercise of this Warrant with respect to such vested Tranche of Shares the Investor shall be entitled to receive, and the Company shall promptly pay to the Investor, any such dividend(s) and/or distribution(s) (as well as any other cash, securities or other assets which the Investor would have received had it held any securities received in any such dividend(s) and/or distribution(s)), also giving effect to the other provisions of this Section 5.

                    d. Upon each adjustment of the Exercise Price for any Tranche of Shares, the Investor shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment and with respect to such Tranche of Shares, the number of Shares obtained by multiplying the applicable Exercise Price in effect immediately prior to such adjustment by the applicable number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. Upon any adjustment contemplated by the first sentence of this
Section 5(d), the number of Shares as to which an Exercise Price has not as of then been determined (i.e., those Shares which have not become part of a Tranche of Shares) shall be the subject of an appropriate adjustment to protect fairly the purchase rights of the Investor.

                    e. Promptly following any adjustment of an Exercise Price, the Company shall give written notice thereof (by first class mail, postage prepaid) to the Investor (at the Investor's address as shown on the books of the Company), which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                    f. The terms of this Warrant shall be binding upon the successors of the Company.

           6. No Rights as Stockholder; Notice. The Investor shall not by virtue of this Warrant be entitled to any rights of a stockholder of the Company. However, the Company shall give notice to the Investor if at any time prior to the expiration or exercise in full of this Warrant any of the following events shall occur:

                  (a) the Company shall declare any dividend or distribution with respect to its capital stock;

                  (b) a dissolution, liquidation or winding up of the Company shall be proposed; or

                  (c) a capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Company are transferred to another person, or of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be effected at least fifteen (15) business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.

           7. Transfers. This Warrant may not be transferred, in whole or in part, without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld in the event of any transfer to an affiliate of the Investor (except that the Company may withhold its consent in its sole discretion with respect to a transfer of any portion of this Warrant which relates to unvested Shares (with reference to Section 1(a) above)). Until any such transfer, the Company may treat the registered owner hereof as the owner for all purposes (notwithstanding any markings or notations on the face of this Warrant).

           8. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) indemnification satisfactory to the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Investor, without charge, a Warrant of like denomination.

           9. Public Reporting. With a view to making available to the Investor the benefits of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit the Investor to sell Shares to the public without registration, the Company agrees that, for so long as a class of its securities is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and (iii) furnish to the Investor, forthwith upon request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company which the Investor may reasonably request, and (c) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any Shares without registration under the 1933 Act.

           10. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and given (except as otherwise provided herein) by personal delivery, certified or registered mail or air courier addressed as follows:

             If to the Company:         Mariner Health Group, Inc.
                                        125 Eugene O'Neill Drive
                                        New London, Connecticut  06320
                                        Attn: Mr. Jeffrey W. Kinell
                                              Chief Financial Officer

             With a copy to:            Testa, Hurwitz & Thibeault
                                        High Street Tower
                                        125 High Street
                                        Boston, Massachusetts  02110
                                        Attn: Mark H. Burnett, Esq.

             If to the Investor:        AmHS Purchasing Partners, L.P.
                                        12730 High Bluff Drive, Ste. 300
                                        San Diego, California  92130-2099
                                        Attn: Mr. John Zorich

             With a copy to:            Pillsbury Madison & Sutro
                                        P.O. Box 7880
                                        San Francisco, California 94120-7880
                                        Attn: John L. Donahue, Esq.

or to such other address as the party to receive the notice or request shall designate by notice to the other. Any notice or request shall be deemed given when received.

           11. Legend. The Company may cause each certificate representing Shares issued upon exercise of this Warrant to bear a legend in substantially the following form:

         "The securities represented by this certificate have not been registered or qualified under the Federal Securities Act of 1933 (the "1933 Act") or applicable state securities laws and are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act. The securities may not be sold or transferred without complying with Rule 144 in the absence of effective registration under the 1933 Act or other compliance under or exemption from the 1933 Act and applicable state securities laws."

           12. Taxes. The Company agrees that it will pay, and will hold the Investor harmless from any and all liability with respect to, any stamp or similar taxes which may be determined to be payable to the State of Delaware in connection with the issuance, delivery or exercise of this Warrant (as well as the issuance or delivery of Shares upon any exercise of this Warrant).

           13. Miscellaneous. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware (without regard to conflict of law provisions). The Section headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by a duly authorized officer as of the fifth (5th) day of January, 1996.


                                   MARINER HEALTH GROUP, INC.
                                   a Delaware corporation




                                   By:_______________________________

                                   Its:______________________________

Witness:



___________________________

                                   SCHEDULE 1

                                     VESTING



         As referenced,  certain terms with initial letters  capitalized in this
Schedule 1 shall have their respective meanings as set forth in that certain Defined Care Partner Agreement dated January 5, 1996 among the Investor, the Company and Mariner Health Care, Inc. (the "Agreement"). Otherwise, terms with initial letters capitalized in this Schedule 1 shall have their respective meanings as set forth in the Warrant to which this Schedule 1 is attached (the "Warrant").

         Insofar as any obligation is set forth in this Schedule 1 for performance by the Partner (as defined in the Agreement), the Company shall cause the Partner to perform such obligation or substitute its own performance in lieu thereof consistent with the provisions of this Schedule 1.

         Shares shall vest under the Warrant, as of any particular Measurement Date, pursuant to the following formula:


           SVmd    =     (PTNII/Ratiomd) - SPV

where:

           SVmd    =     The number of Shares vesting as of any Measurement Date
                         (which number shall be rounded up to the nearest whole number), representing the Tranche of Shares for such Measurement Date;

           PTNII   =     The number of dollars comprising Pre-Tax Net Income (as
                         defined below) for the applicable Interval (as defined below);

           Ratiomd =     The applicable Pre-Tax Net Income-to-Shares  conversion
                         ratio for the applicable Measurement Date (determined pursuant to the Measurement Date/Conversion Ratio grid set forth below); and

           SPV     =     The number of Shares previously vested, as of any given
                         time, under the Warrant pursuant to the provisions of this Schedule 1.


                                   1-1


Regardless of the results of the foregoing formula:

         (1) no more than 1,890,000 Shares, in the aggregate, shall vest or be issued upon any exercise(s) of the Warrant (subject to adjustment as provided in Section 5 of the Warrant);

         (2) once a Tranche of Shares has vested under the Warrant, such Tranche of Shares (and all Shares included therein) cannot become divested (e.g., if the formula produces a negative number for any given Measurement Date, a vested Tranche of Shares (and all Shares included therein) shall not be lost under the Warrant as a result); and

         (3) if the Agreement is terminated for any reason, then no Shares shall vest under the Warrant for any period (or as of any date) following the Measurement Date which immediately precedes the Agreement's date of termination;

provided, however, that:

         (x) if the Agreement's date of termination is a Measurement Date, such Measurement Date shall be deemed to be the Measurement Date which immediately precedes the Agreement's date of termination for purposes of the Warrant and this Schedule 1 (e.g., a Tranche of Shares shall vest, as provided in the Warrant and this Schedule 1, as of such Measurement Date despite the Agreement's termination);

         (y) to the extent a Tranche of Shares for a Measurement Date preceding such date of termination has not as of then been determined, the Agreement's termination shall not affect the determination or vesting of such Tranche of Shares (including, without limitation, a Tranche of Shares which is the subject of the foregoing clause (x)); and

         (z) the Agreement's termination shall not affect the provisions of the Warrant with respect to vested Tranches of Shares (and all Shares included therein).


Pre-Tax Net Income

         Pre-Tax Net Income, for purposes of the foregoing formula, shall be equal to:

                  (i) the total revenue derived  (consistent with the accounting principles consistently applied by the Partner with respect to its component of the financial statements of the Company filed with the SEC) by the Partner (or its affiliates) pursuant to Facility Agreements (as defined in the Agreement) in the calendar year leading up to the relevant Measurement Date (inclusive of such Measurement Date and, in the


                                      1-2


                      instance of the first Measurement Date (12/31/96), from and including the Effective Date (as defined in the Agreement) through such first Measurement Date - each period being herein referred to as an "Interval"); LESS

                 (ii) the sum of (a) plus (b) where:

                  (a) = the aggregate amount of any reasonable operating expenses (excluding, without limitation, any allocation for overhead) incurred by the Partner (or its affiliates) with respect to such revenue (also consistent with the accounting principles consistently applied by the Partner with respect to its component of the financial statements of the Company filed with the SEC) in the applicable Interval; and

                  (b) = the aggregate amount of (x) the sum of twenty (20) percent of the "Interval Value" (as defined below) for each of the prior Measurement Dates (if any and subject, in any event, to a maximum of four) plus (y) twenty (20) percent of the Interval Value for the Measurement Date at issue.1


To calculate Pre-Tax Net Income (and otherwise provide a mechanism whereby the parties to the Agreement are able to monitor the Association's activities), the Partner will prepare or cause to be prepared:

(1) separate consolidated monthly statements setting forth total revenue (pursuant to clause (i) above) and related

___________

1 The intent of using a twenty (20) percent figure and a five-year period is to apply the "charge" for any given Interval Value over a period of five years; however, to the extent any such charge (or portion thereof) is thereby extended beyond the last Measurement Date, the effect of such charge (or portion thereof) shall not impact the formula.

         An example of the application of Interval Value to the determination of Pre-Tax Net Income is as follows: if, as of the third Measurement Date (12/31/98), the Interval Value for the first Measurement Date (12/31/96) was determined (in connection with the vesting of the first Tranche of Shares) to be $100,000 and the Interval Value for the second Measurement Date (12/31/97) was determined (in connection with the vesting of the second Tranche of Shares) to be $60,000, then the amounts of $20,000 (20% of the first Interval Value) and $12,000 (20% of the second Interval Value) would be added to 20% of the third Interval Value (the amount of which will depend upon the results of the formula of this Schedule 1, including solving for the third Interval Value itself) to derive "(b)" for purposes of clause (ii) of the definition of Pre-Tax Net Income.


                                      1-3




         operating expenses (pursuant to clause (ii)(a) above) and an additional monthly statement for each venture or relationship between the Partner (or its affiliates) and any Facility(ies) (as defined in the Agreement) involving equity ownership;

(2)      combined  statements,  over  the  period  of each  Interval,  for  each
         specific   venture  or   relationship   between  the  Partner  (or  its
         affiliates) and any Facility(ies); and

(3) following each Interval, a sufficiently detailed calculation prepared by the independent accounting firm used by the Partner with respect to its public reporting (a "Calculation"), with respect to the Interval's ending Measurement Date, of the value of the Warrant as it relates to the Tranche of Shares which shall vest pursuant to the Warrant and this
         Schedule 1 as of such Measurement Date (which value, with respect to each Measurement Date, is referred to herein as the "Interval Value").2

         Monthly statements shall be distributed by the Partner to the Investor within sixty (60) days after the applicable month-end, and Interval statements (which shall include the relevant Calculation) shall be distributed by the Partner to the Investor within sixty (60) days after the Interval's ending Measurement Date.

         Notwithstanding any Calculation, the Investor may elect to have the Interval Value as of any Measurement Date determined (a "Determination") by a third party (e.g., an independent accounting firm, an investment banking firm or another person or entity reasonably competent to perform a Determination) which third party shall be reasonably acceptable to the Company. Such election shall be made by the Investor, with respect to any Measurement Date, within 30 days after the Investor shall have been advised, in writing, of the Calculation for such Measurement Date. Thereafter, the parties shall be bound, for purposes of the Interval Value for any Measurement Date, by the lesser of the amount of Interval Value derived from (i) the Determination or (ii) the Calculation. The Company and the Investor shall each bear responsibility for fifty (50) percent of the fees and expenses of the third party making any

____________

2 Each Calculation shall be performed using the Black-Scholes formula (with such assumptions as the Partner can reasonably support (e.g., assumptions used by the Company with respect to public reporting of the value of options granted to executives and/or employees of the Company and/or its affiliates)).

         In the event that any Calculation produces an Interval Value which the independent accounting firm producing such Calculation determines is immaterial, the Interval Value at issue shall be deemed to be $0.00.

                                      1-4

Determination; however, each of the Company and the Investor shall have equal access to the personnel and working papers involved in or pertinent to the Determination.

         The Partner shall keep complete and proper records and accounts of all Association-related operations in sufficient detail to enable Pre-Tax Net Income to be determined for each month and Interval. The Investor shall have the right to appoint an independent certified public accounting firm to audit the records of the Partner and/or the Company as necessary to verify the amount of Pre-Tax Net Income set forth in any monthly or Interval statement. Such audit shall be at the Investor's expense; provided, however, that if the audit discloses that Pre-Tax Net Income, as calculated by the Partner, is deficient for the related period by at least five percent (5%), then the Partner shall reimburse the Investor for any such audit costs and expenses. The Partner and the Company shall preserve and maintain all such records as may be necessary or advisable for review in the course of such an audit for a period of three (3) years following the final Measurement Date (12/31/00).

Measurement Date/Conversion Ratio

         The applicable conversion ratio for each Measurement Date (to insert as the "Ratiomd" for purposes of the formula set forth above) shall be determined as follows:

         Measurement Date                   Conversion Ratio
         ----------------                   ----------------

         12/31/96                             [CONFIDENTIAL TREATMENT REQUESTED]
         12/31/97                             [CONFIDENTIAL TREATMENT REQUESTED]
         12/31/98                             [CONFIDENTIAL TREATMENT REQUESTED]
         12/31/99                             [CONFIDENTIAL TREATMENT REQUESTED]
         12/31/00                             [CONFIDENTIAL TREATMENT REQUESTED]


Example of Calculation

         If, in the Interval from 12/31/97 to 12/31/98, Pre-Tax Net Income is $1,000,000 and 100,000 Shares have previously vested under the Warrant, the number of Shares (comprising the Tranche of Shares for the 12/31/98 Measurement
Date) which shall vest as of the 12/31/98 Measurement Date shall be calculated as follows:

         SV12/31/98 = (1,000,000/[CONFIDENTIAL TREATMENT REQUESTED]) - 100,000

         or [CONFIDENTIAL TREATMENT REQUESTED] Shares vesting as of the 12/31/98 Measurement Date.

- - --------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2.

                                       1-5


                                    EXHIBIT A

                                WARRANT EXERCISE

               (To be signed only upon an exercise of the Warrant)


         The undersigned, the holder of the attached Warrant (terms with initial capital letters herein are defined in such Warrant), hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ Shares to which the Warrant relates.

         The aggregate Exercise Price for such Shares is determined by multiplying the relevant Exercise Price for each Tranche of Shares by the number of Shares from each such Tranche of Shares for which the Warrant is being exercised, as follows:

Measurement             Available Shares      Shares in Tranche      Exercise Price       Aggregate Price
   Date                   in Tranche           Being Exercised                              for Tranche

December 31, 1996               [____]                  [____]                  $[____]             $[____]

December 31, 1997      [____]                  [____]                  $[____]             $[____]

December 31, 1998      [____]                  [____]                  $[____]             $[____]

December 31, 1999      [____]                  [____]                  $[____]             $[____]

December 31, 2000      [____]                  [____]                  $[____]             $[____]

                                                                                                    -------
                                                                       TOTAL EXERCISE PRICE         $[____]


The undersigned herewith makes payment of $_________ in respect of the current exercise of the Warrant (as detailed above) in cash or by certified check or bank draft and [OR ELECTION IS MADE WITH RESPECT TO THE CURRENT EXERCISE OF THE WARRANT TO UTILIZE THE NET EXERCISE RIGHT AS DESCRIBED IN SUCH WARRANT AND THE UNDERSIGNED] requests that the certificate for such Shares be issued in the name of, and be delivered to ______________________, whose address is set forth below the signature of the undersigned.

Dated: ______________

                                   ____________________________
                                   [Signature]



                                      1-6


                                   ____________________________

                                   ____________________________

                                   ____________________________

                                    [Address]



                                      1-7